EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Janel World Trade Ltd.
150-14 132nd Avenue
Jamaica, New York 11434

Gentlemen:

We have issued our report dated November 22, 2004 (except for note 14 which is dated November 11, 2005) accompanying the financial statements of Janel World Trade Ltd. and subsidiaries contained in the Form 10-K/A under the Securities Exchange Act of 1934, as amended. We consent to the use of the aforementioned report in the Form 10-K/A under the Securities Exchange Act of 1934, as amended, and to the use of our name as it appears in Item 9 of Form 10-K/A.


                                                     /S/ PARITZ & COMPANY, P.A.
                                                     --------------------------
                                                         Paritz & Company, P.A.

Hackensack, New Jersey
November 23, 2005